                  FIRST AMENDMENT TO PLAN AND AGREEMENT OF MERGER

      THIS FIRST AMENDMENT TO PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of May 30, 2002 among Key Energy Services, Inc., a Maryland corporation ("Key"); Key Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Key ("Merger Sub"); and Q Services, Inc., a Texas corporation ("QSI"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan and Agreement of Merger, dated as of May 13, 2002 (the "Merger Agreement"), among Key, Merger Sub and QSI.

                               W I T N E S S E T H

      WHEREAS, Key, Merger Sub and QSI previously entered into the Merger Agreement;

      WHEREAS, the Merger Agreement provides that on and after the Effective Date, the articles of incorporation of Merger Sub shall be the articles of incorporation of the Surviving Corporation;

      WHEREAS, Key, Merger Sub and QSI desire to amend the Merger Agreement to provide that on and after the Effective Date, the articles of incorporation of QSI shall be the articles of incorporation of the Surviving Corporation; and

      WHEREAS, Section 9.2 of the Merger Agreement provides that the Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and pursuant to Section 9.2 of the Merger Agreement, the parties hereto hereby agree as follows:

      1. Section 2.4 of the Merger Agreement is hereby amended in its entirety to read as set forth below:

             "2.4 GOVERNING LAW AND ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The laws of Texas shall continue to govern the Surviving Corporation after the Effective Date. On and after the Effective Date, the articles of incorporation of QSI shall be the articles of incorporation of the Surviving Corporation. Thereafter the articles of incorporation may be amended as provided by law and such articles of incorporation of the Surviving Corporation."

      2. Except as set forth in this Agreement, all provisions, terms, conditions and representations in the Merger Agreement and the exhibits and schedules thereto remain unmodified and in full force and effect, and the Merger Agreement and all exhibits and schedules thereto, as amended by this Agreement, are hereby in all respects ratified and confirmed.

      3. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument. This Agreement may be executed by facsimile signature, which signature shall be binding upon the parties so executing this Agreement.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their individual names or their respective corporate names by their respective duly authorized representatives, as applicable, all as of the day and year first above written.

                                KEY ENERGY SERVICES, INC.



                                By:  /s/ JACK D.  LOFTIS
                                   --------------------------------------------
                                     Jack D. Loftis, Jr., SENIOR VICE PRESIDENT


                                KEY MERGER SUB, INC.



                                By:  /s/ JACK D.  LOFTIS
                                   --------------------------------------------
                                     Jack D. Loftis, Jr., VICE PRESIDENT


                                Q SERVICES, INC.



                                By:  /s/ DAVID S.  SCHORLEMER
                                   --------------------------------------------
                                    David S. Schorlemer, VICE PRESIDENT